Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 and the ATM prospectus supplement included therein, of our report dated June 18, 2025, relating to the consolidated financial statements of Foremost Clean Energy Ltd., which is part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

August 5, 2025